Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our report dated March 3, 2010, relating to the consolidated financial statements and financial statement schedule of Orbitz Worldwide, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing as an exhibit in the Prospectus, which is a part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Chicago, Illinois
October 4, 2010